Exhibit 99.1

FOR RELEASE: Immediately

Contact:
Richard K. Arter Investor Relations 941-362-1200
Richard J. Dobbyn Chief Financial Officer 941-362-1200

Sun Hydraulics Corporation Declares 4th Quarter Dividend

SARASOTA, FLA, December 9, 2003 — Sun Hydraulics Corporation (NASDAQ: SNHY) has announced a $0.04 per share dividend on its common stock. The dividend is payable on January 15, 2004, to shareholders of record as of December 31, 2003.

Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.